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                                                                   EXHIBIT 10.56

                              [NEXTERA LETTERHEAD]

GRESHAM T. BREBACH, JR.
President and
Chief Executive Officer
Nextera Enterprises

April 6, 1999

Mr. Michael Muldowney
47 Miller Hill Road
Dover, MA 02030

Dear Mr. Muldowney,

Pursuant to your original offer letter dated April 15th, 1997, and in light of your performance and contributions, we have decided to offer you a one (1) year renewal term for the period May 1st, 1999 through April 30th, 2000.

All terms from your offer letter and last year's renewal agreement dated February 2, 1998 remain in effect, according to the following provisions:

     - You will remain in the capacity of Chief Financial Officer.
     - Your new base salary will be revised to $191,000 per annum (effective 1/1/99)
     - Your bonus eligibility remains at 30% of base.

I look forward to the challenge of the year ahead and appreciate your valuable contribution.

Sincerely yours,

/s/ GRESHAM T. BREBACH, JR.
----------------------------
Gresham T. Brebach, Jr.
President & CEO